Exhibit 2.2

                                   ASSIGNMENT

     KNOW ALL MEN BY THESE PRESENT that, in consideration of Three Million Five Hundred Thousand (3,500,000) shares of $.01 par value common stock of Area Investment and Development Company, and other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned Maxx International, Inc., a Nevada corporation, ("Assignor") does hereby sell, grant, convey and assign unto Area Investment and Development Company ("Assignee"), its successors, assigns and licensees forever, all of the right, title and interest of Assignor under the July 14, 1999 Assignments of the June 21, 1999 Agreement between Max Entertainment LLC, Doyle Capital Management Limited and Libreria Editrice Rogate, copies of which are attached hereto as Exhibits A, B and C, respectively.

    Dated this 4TH day of February, 2000.

                                        Maxx International, Inc.
                                        ("Assignor")


                                        By:   /s/  Rick Garson
                                              --------------------------------
                                        Name:      Rick Garson
                                              --------------------------------
                                        Title:     President
                                              --------------------------------


                                        AGREED TO:

                                        Area Investment and Development Company
                                        ("Assignee")


                                        By:   /s/  Ken Kurtz
                                              --------------------------------
                                        Name:      Ken Kurtz
                                              --------------------------------
                                        Title:     President
                                              --------------------------------

                                                                       EXHIBIT A

                                   ASSIGNMENT

     The undersigned ("Assignor") having entered into a written agreement dated June 21, 1999 with Liberia Editrice Rogate, a true copy of which agreement is annexed hereto and made a part hereof, hereby assigns all of its rights and delegates of the performance of its duties under the annexed agreement to Maxx. International, Inc., a Nevada corporation.

     Dated: July 14, 1999        MAXX INTERNATIONAL,
                                 Assignee


                                    /s/ Rick Garson
                                    -------------------------
                                    President


                                 MAXX INTERNATIONAL,
                                 Assignee


                                    /s/ Rick Garson
                                    -------------------------
                                    President

                                                                       EXHIBIT B

                                   ASSIGNMENT


     The undersigned ("Assignor") having entered into a written agreement dated June 21, 1999 with Liberia Editrice Rogate, a true copy of which agreement is annexed hereto and made a part hereof, hereby assigns all of its rights and delegates of the performance of its duties under the annexed agreement to Maxx. International, Inc., a Nevada corporation.


     Dated:July 14, 1999                 DOYLE CAPITAL MANAGEMENT LIMITED
                                         Assignor


                                         By: /s/ Walter Doyle
                                             ---------------------------
                                             President



                                         MAXX. INTERNATIONAL,
                                         Assignee


                                             /s/ Rick Garson
                                             ---------------------------
                                             President

                                                                       EXHIBIT C

Between the Parties:

Max Entertainment LLC
C/o Rick Carson
350 CPW Suite 14G
New York, N.Y. 10025
and

Doyle Capital Management Limited
C/o Beckman Millman & Sanders
116 John Street
New York N.Y.
and

Libreria Editrice Rogate
V. dei Rogazionisti 8
00182 Rome


                           PRELIMINARY CONSIDERATIONS

A. LIBRERIA EDITRICE ROGATE (hereinafter referred to as L ER.) represents that it is the exclusive owner for the entire world and in perpetuity of ALL the economic and proprietary exploitation right to the prayers of the Supreme Pontiff John Paul H contained in the publications or draft document presented to the Purchasers entitled:

     CON VOL SONO SACERDOTE (WITH YOU I AM A PRIEST)

     PER VOCAZIONE D'AMORE (A VOCATION OF LOVE)

     IL VANGELO DELLA SOFPERENZA (THE GOSPEL OF SUFFERING)

     L'ORA DEL ROSARY (THE ROSARY HOUR)

     ALPINISTI DELLO SPIRITO (MOUNTAIN CLIMBERS OF THE SPIRIT)

     LA MISSIONE (THE MISSION)

     INVITO ALLA PREGMIERA (INVTATION TO PRAY)

     Hereinafter referred to as the "Pope's Prayers"

B. Max Entertainment LLP and Doyle Capital Management Limited, referred to in this agreement as th Purchasers, warn to acquire the economic and proprietary exploitation rights for the entire world wit the exception only of Italy, and for a period of ten (10) years, renewable for an identical period at th option of the Purchasers, to the Pope's Prayers of the Supreme Pontiff John Paul H contained in th above-mentioned publications. L.E.R. wishes to transfer these rights to the Purchasers in accordance with this agreement.


Signed /s/                                                           Page 1 of 6

               Agreement made in Rome this 21st day of June 1999.

C) The term proprietary use means any type of publication on any support, including but not limited to the printed page, audio CD, video CD, CD-ROM, laser Disk. Internet services, internet related facilities, Music Cassette and any other support even if not mentioned or yet to be invented.

D) L.ER declare; it is the exclusive owner for all the countries in the world and in perpetuity, of the above-mentioned rights.

E) Pursuant to this instrument, the rights in question are fully assigned to the Purchasers.

F) By signing a copy of this instrument, L.E.R. fully and unconditionally accepts what is set forth therein.

Based on these considerations, and parties have duly covenanted as follows:

ART 1) - VALIDITY OF THE PRELIMINARY CONSIDERATIONS AND ATTACHMENTS

The preliminary considerations and the attachments form an integral part of this instrument, and are fully confirmed and accepted.

ART. 2) - PURPOSE

a) L.E.R. hereby assigns to the Purchasers on an exclusive basis all the rights of proprietary utilization in any form arid made as set forth in Articles 12 to 19 of L. 633/41 attached (hereinafter LDA), of the Pope's Prayers (including translations into a language other than the original, suitably prepared for transposing onto any support contemplated by this agreement, including supports yet to be invented) of the Supreme Pontiff John Paul II.

b) Pursuant to this instrument, the Purchasers may, on an exclusive basis, for the whole world other than Italy, without any further territorial limitation whatsoever and for a period of ten years following the first publication, such term being renewable as in B above;

c) disseminate for commercial and/or non commercial gain in whole and/or in part the above-mentioned Pope's Prayers, including translations into any languages they shall deem appropriate, on any support suitable for the communication of words, text or printed page in part or whole books or other forms of text related communication as well as storage and reproduction of sound and/or video and/or both (including but not limited to, phonograph, CD-ROM, Laser Disk, video disks, MC, Internet, Pay-TV, radio, and any other means even if not mentioned, and even if yet to be invented), including with background music, and/or as a literary part of a musical work and/or as an integrated or integrating part of television, theatrical and motion picture scripts and the like.

d) disseminate for commercial and/or non commercial gain in whole and/or in part said Pope's Prayers on any support suitable for the reproduction of sound and/or voice combined with images (home video, and any other support capable of television broadcasting, pay TV, satellite, cable, either and any other support, even if yet to be invented) and with background music, and/or as a literary part of a musical work, and/or as an integrated or integrating part of television, theatrical arid motion picture scripts and the like.

e) arrange for the making of duplicate copies of the above-mentioned supports for commercial purposes as well as for simple distribution.


Signed /s/                                                           Page 2 of 6

               Agreement made in Rome this 21st day of June 1999.


f) market and distribute in all world markets, through such channels as they shall deem appropriate, the above-cited supports and copies of same.

g) translate the above-mentioned prayers so that they can be better understood and disseminated throughout the world.

h) disseminate the above-mentioned prayers through any alternative instrument (radio, TV. cinema, theater, Internet, etc.)

i) make use of any occasiot~al or regular partners (e.g. sponsors) by way of partnership, strategic alliance. joint venture or other means suitable to the Purchasers, for the better production and/or distribution of the works in question.

j)   lease, license and/or lend the said supports.

k) use these Prayers along with any other means including means not expressly specified hereIn. including on paper support, also including the reproduction of the texts contained in the audio-video versions and supplements of same; with mention of the original source.

l) use and reproduce on any type of supper of the cover photo of the above-cited wcrks for a better editorial graphic layout of the supports in question.

m) use and reproduce in any way of the cover photos of the above- cited works in order to publicize and disseminate the supports in question.

n) reproduce the Popes Prayers, in possible, in a typographic layout limited to the contents of the audio and/or video portion, limited to the prayers in question, and not to be sold or transferred in any form 3eparate and apart from the support with which they are combined.

o) All the above-cited uses shall take fully into account the integrity of the spirit of the prayers.

ART. 3) TERM OF THE ASSIGNMENT

The rights mentioned in this instrument are assigned by L.E.R. to the Purchasers for a period of 10 (ten) years from the date of the first sale of product as a result of publication by the Purchasers, with tacit renewal for a similar period provided the Purchasers has not given notice by registered letter with return receipt requested sent to the other party at least 90 days prior to expiration. In any event, the Purchasers reserve the right to exercise their option for a possible renewal.

ART. 4) SUBASSIGNMENT AND SUBTRANSFER

This agreement and the rights specified herein may be assigned or licensed by the Purchasers in whole or in part to third parties or any other entity on a basis wholly satisfactory to the Purchasers and at the discretion of the Purchasers. It is understood that in that event, the rights and obligations assumed with rcspect to L.E.R pursuant to this agreement shall in all cases be respected.


Signed /s/                                                           Page 3 of 6

               Agreement made in Rome this 21st day of June 1999.

ART. 5) COMPENSATION

By way of compensation for the rights and assignments stipulated above, the Purchasers shall pay, after this agreement is signed by all parties, definitively and with no further claim, the sum of US $60,000 dollars. The Purchasers agree to pay an additional US$ 24,000 (Recoupable) 30 days after a receipt is obtained from L.E R. for the initial US$60,000 and that initial cheque has been banked.

Payment of the above amount releases the Purchasers, until the end of the contract, as to any other charge derived and/or deriving from the production and/or marketing of the supports in question other than the royalty payment referred to in article 10 of this agreement.

ART. 6) ADDITIONAL OBLIGATIONS OF THE PURCHASERS

The Purchasers assume responsibility for covering the expenses incurred for the greater distribution of the prayers in the various languages, including but not limited to the expenses necessary for the production and fixing on support of the prayers, the duplicating of copies of the supports, promotion and advertising of the works in the various markets. In order to optimize the entire operation, the Purchasers may make use of any occasional partners. e.g. sponsors.

ART. 7) ADDITIONAL ACCORDS

Any additional accord shall be set forth in writing, and signed by both parties, under pain of' invalidity to that additional accord.

ART. 8) PENALTIES

The parties agree to comply fully and unconditionally with this agreement, and in particular, with points A / D / E / F of the PRELIMINARY CONSIDERATIONS, and articles 1), 2), 3)., 4), 5), 6), 7), 8), 9) and 10).

ART. 9) WARRANTIES
L.E.R. warrants and represents:

a) L.E.R. has the right and power to enter into and fully perform its obligations with reference to this agreement as well as grant all rights herein granted to the Purchasers.

b) Max and DCM shall not be required to make any payments of any nature for, or in connection with, the acquisition, exercise or exploitation of rights by the Purchasers pursuant to this agreement except as specifically provided in this agreement.

c) No materials, as hereinafter defined, or any use thereof, will violate any law or infringe upon or violate the rights of any Person. "Materials" as used in this agreement means: All dramatic, Artistic and literary material, ideas and other intellectual properties thrnished or selected by L.E.R. and contained in or used in connection with the Pope's Prayers.

d) L.E.R. will at all times indemnify and hold harmless the Purchasers and any Licensee or Assignee of the Purchasers from and against any and all claims, damages, liabilities, costs and expenses, including legal expenses and reasonable counsel fees, arising from any breach or alleged breach by L.E.R. of any warranty, representation, agreement or obligation made or undertaken by L.E.R. in this agreement. Pending the resolution of any claim in respect of which the Purchasers are entitled to be indemnified, the Purchasers will not withhold monies which would otherwise be payable to L.E.R. under this agreement in amount exceeding L.E.R's potential liability to the Purchasers under this agreement.


Signed /s/                                                           Page 4 of 6

               Agreement made in Rome this 21st day of June 1999.


e) The Purchasers have the right and freedom to choose how to package, produce and market the product in any manner the Purchasers determine. All income received by the Purchasers as a result of benefits obtained under this agreement belong exclusively to the Purchasers with the only exception of Royalties as determined by Article 10 of this agreement.

f) L..E.R. has the capacity to and will provtde complete and correct translations of the Popes Prayers from the Purchasers upon request from the Purchasers for the agreed price of US$ 1750 per book per language. These translations wifi be in the form of written text as well as on computer disk in Microsoft Word 7 file format and provided to the Purchasers within 21 days of request.

g) L.E.R. will provide a translation of the first Prayer book listed above in the English Language (USA) and Spanish Language within two weeks of signing this agreement and receipt of the initial US$60,000 as referred to in
     Article 5 above.

h) L.E.R. warrants that the Purchasers can obtain from Vatican Radio the recorded sound of the Pope's 50th Anniversary as a Priest speech made on November 10th 1996 The form this recorded sound will be provided in is of a digital nature such as DAT or CD Rom. This can be obtained for a once only up front payment of US$ 300 for the right to use the Audio Property on 5000 CD's. A further payment or a maximum of US$ 0.06 per CD will be payable on additional copies produced if additional copies are approved by Vatican Radio and the Purchasers must provide at no charge 5 copies of the pubi:shed CD that contains the material obtained from Vatican Radio. (Refer to additional agreement attached) L.E R. also warrants that the Purchasers may use the material obtained from Vatican Radio for any purpose associated with the rights obtained under this agreement. L.E.R. also warrants that other sound recordings of possible benefit to the future promotion of the Pope's Prayers are under the control of Vatican Radio. L.E.R. will provide support and best efforts to assist the procurement by the Purchasers of such recordings, if required by the Purchasers.

i) L.E.R. further warrants that if the rights to the Pope's Prayers in Italy are at any time sold, licensed leased or any other commercial arrangement entered into with a Third or Related Party, then L.E.R. will take appropriate action to protect the exclusive nature of the Purchasers rights under this agreement and incorporate terms into the subsequent arrangements that protect the Purchasers and their righta. L.E,R. also warrants that there is no competitive agreement or agreement that conflicts with the exclusive nature of this agreement, in place regarding the subject matter of this agreement, at the time of signing this agreement.

j) L.E.R. agrees to provide the Purchasers with an option to purchase any subsequent Pope Prayers that become available to L.ER. or become available from the Vatican, on similar terms as in this agreement. L.E.R. also agrees to provide a first option to the Purchasers for exploitation rights outside of Italy, of all other published material under the control of L.E.R.

ART. 10) ROYALTIES

a) The Purchasers agree to pay to L.E.R. a royalty equal to Twelve Percent (12%) of the Wholesale Selling Price of product for which monetary gain is received by the Purchasers. Promotional product is agreed to be exempt from Royalty and the agreed maximum Promotional Product is 2% of Product produced. "Product" includes but is not limited to Published Books, CD's, Video's and Internet services which contain the Pope's Prayers as acquired under this agreement.

b) The Purchasers agree to pay an advance on Royalties to L.E.R. subject to the Legal and properly authorised transfer of all rights referred to in this agreement to the Purchasers. This advance will be for the amount of US dollars $350,000. This amount will be payable as follows:

     (1) $150,000 payable 30 days after the Purchasers receive a receipt from L.E.R. for payment of the initial US$60,000 referred to in Article 5 and that cheque is banked

     (2) $100,000 payable 30 days after the payment in Article 10.b.(1) is paid.

     (3) $100,000 payable 30, days after the payment in Article 10.b.(2) is paid


Signed /s/                                                           Page 5 of 6

               Agreement made in Rome this 21st day of June 1999.


a) Only in the event that the payments referred to in Article 1 0.b(3) is not paid, then this agreement remains in force and an amendment to Article 2 as follows is agreed:

     The words "for the whole world other than Italy" are to be replaced with "for the whole of the North America, Mexico and South America".

d) Royalties to L.E.R. are the only Royalties payable by the Purchasers and L.E..R.. agrees to take responsibility for any and all payments with associated or third parties that have facilitated the formation of this agreement. Specifically it is agreed that any compensation to the third parties, Silvia Morucci, Susanna Chico is the responsibility of L.E.R.

e) The Purchasers agree to inform L.E.R., Silvia Morucci and Susarma Chico of marketing strategies and income received as a result of benefits received under this agreement and related product that is sold to the market. Only after the Royalties payable exceed the amount paid under Article 10 above, the Purchasers agree to continue to remit entitled payments to L.E.R. biannually namely in August and February. Royalty payments will be remitted directly to L.E.R.'s banking institution and two copies of the supporting information relating to the royalty payment will be forwarded to L.E.R., Silvia Morucci and Susanna Chico.

This contract is set forth on 6 (six) numbered pages, which shall be individually sealed.

This contract is set

/s/ Rick Garson

Rick Garson

As duly authorised officer of
Max Entertainment LLC



/s/ Walter Doyle
Walter Doyle
As duly authorised officer of
Doyle Capital Management Limited



/s/ Nunzio Spinelli
Nunzio Spinelli
Duly authorised officer of
LIBRERIA EDITRICE ROGATE
Signature for acceptance


Signed                                                               Page 6 of 6